Exhibit 99.1

Morgan Stanley Direct Lending Fund Announces March 31, 2026 Financial Results and Declares Second Quarter 2026 Regular Dividend of $0.45 per Share

NEW YORK, NY, May 7, 2026 — Morgan Stanley Direct Lending Fund (NYSE: MSDL) (“MSDL” or the “Company”), a business development company externally managed by MS Capital Partners Adviser Inc. (the “Adviser”), today announced its financial results for the first quarter ended March 31, 2026.

QUARTERLY HIGHLIGHTS

•	Net investment income of $40.5 million, or $0.47 per share, as compared to $42.4 million, or $0.49 per share, for the quarter ended December 31, 2025;

•	Net asset value of $19.81 per share, as compared to $20.26 as of December 31, 2025;

•	Debt-to-equity was 1.22x as of March 31, 2026, as compared to 1.20x as of December 31, 2025;

•	New investment commitments of $144.9 million (net of any syndications), fundings of $174.0 million and sales and repayments of $239.8 million, resulting in net funded deployment of ($65.8) million;

•

The Company launched Capstone Lending LLC, a joint venture (“JV”) with an institutional partner (the “JV Partner”) with a substantially similar investment strategy as the Company. The Company and the JV Partner each agreed to contribute up to $200.0 million and $50.0 million, respectively, to the JV. Following the initial contribution in February 2026, approximately 47% of the Company’s and JV Partner’s respective total capital commitments were called;

•	The Company’s Board of Directors (the “Board”) declared a regular dividend of $0.45 per share to shareholders of record as of March 31, 2026; and

•	On April 23, 2026, the Company executed an amendment to the Truist Credit Facility, extending the termination date to April 2030 and the final maturity to April 2031.

SELECTED FINANCIAL HIGHLIGHTS

	For the Quarter Ended
($ in thousands, except per share information)	March 31, 2026	December 31, 2025
Net investment income per share	$0.47	$0.49
Net realized and unrealized gains (losses) per share[1]	($0.52)	($0.16)
Earnings per share	($0.05)	$0.33
Regular dividend per share	$0.45	$0.50

[1] Amount shown may not correspond for the period as it may include the effect of the timing of the distribution, shares repurchased and the issuance of common stock.

	As of
($ in thousands, except per share information)	March 31, 2026	December 31, 2025
Investments, at fair value	$3,668,950	$3,771,546
Total debt outstanding, at principal	$2,064,010	$2,093,153
Net assets	$1,690,467	$1,748,089
Net asset value per share	$19.81	$20.26
Debt to equity	1.22x	1.20x
Net debt to equity	1.16x	1.14x

RESULTS OF OPERATIONS

Total investment income for the quarter ended March 31, 2026 was $89.1 million, compared to $96.6 million for the quarter ended December 31, 2025. The decrease was primarily driven by a reduction in base rates compared to the previous quarter.

Total net expenses for the quarter ended March 31, 2026 were $48.6 million, down from $54.2 million for the quarter ended December 31, 2025. The decrease was primarily driven by a lower cost of borrowing, reflecting a decline in base rates and a shift in the Company’s funding mix toward lower-cost debt. In addition, income-based incentive fees declined due to the incentive fee cap, which limits the amount payable to the Adviser based on net realized losses.

Net investment income for the quarter ended March 31, 2026 was $40.5 million, or $0.47 per share, compared to $42.4 million, or $0.49 per share, for the quarter ended December 31, 2025.

For the quarter ended March 31, 2026, net change in unrealized depreciation was $31.8 million and net realized losses were $13.2 million.

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2026, the Company’s investment portfolio had a fair value of approximately $3.7 billion, comprised of 227 portfolio companies across 36 industries, with an average investment size of $16.2 million, or 0.4% of the Company’s total portfolio on a fair value basis. The composition of the Company’s investments was the following:

	March 31, 2026			December 31, 2025
($ in thousands)	Cost	Fair Value	% of Total Investments at Fair Value	Cost	Fair Value	% of Total Investments at Fair Value
First Lien Debt	$3,520,313	$3,439,360	93.8%	$3,686,118	$3,631,498	96.2%
Second Lien Debt	82,095	72,397	2.0	83,428	75,210	2.0
Other Debt Investments	8,546	7,593	0.2	11,857	10,114	0.3
Equity	62,937	56,528	1.5	57,636	54,724	1.5
Investments in Joint Venture	94,532	93,072	2.5	—	—	—

Total	$3,768,423	$3,668,950	100.0%	$3,839,039	$3,771,546	100.0%

Investment activity was as follows:

Investment Activity:	Three Months Ended March 31, 2026	Three Months Ended December 31, 2025
New investment commitments, at par (net of syndications)	$144,889	$146,477

Investment fundings	$173,964	$163,792

Number of new investment commitments in portfolio companies	7	17

Number of portfolio companies exited or fully repaid	7	8

Total weighted average yield of investments in debt securities at amortized cost and fair value was 9.3% and 9.5%, respectively, as of March 31, 2026, unchanged compared to December 31, 2025. Floating rate debt investments as a percentage of total portfolio on a fair value basis was 99.6% as of March 31, 2026, unchanged compared to December 31, 2025. As of March 31, 2026, certain investments in six portfolio companies were on non-accrual status, representing approximately 1.5% of total investments at amortized cost.

CAPITAL AND LIQUIDITY

As of March 31, 2026, the Company had total principal debt outstanding of $2,064.0 million, including $351.0 million outstanding in the Company’s BNP funding facility, $279.0 million outstanding in the Company’s Truist credit facility, $425.0 million outstanding in the Company’s senior unsecured notes due February 2027, $350.0 million outstanding in the Company’s senior unsecured notes due May 2029, $350.0 million outstanding in the

Company’s senior unsecured notes due May 2030 and $309.0 million outstanding in the Company’s inaugural CLO that closed in September 2025.

The combined weighted average interest rate on debt outstanding was 5.48% for the quarter ended March 31, 2026. As of March 31, 2026, the Company had $1,409.2 million of availability under its credit facilities and $96.7 million in unrestricted cash and short-term, liquid investments. Debt to equity was 1.22x and 1.20x as of March 31, 2026 and December 31, 2025, respectively.

SHARE REPURCHASES

On February 26, 2026, the Board authorized the Company’s new share repurchase program under which the Company can repurchase up to $100 million in the aggregate of the Company’s common stock, par value $0.001 per share, exclusive of the utilization of prior programs, at prices below the net asset value per share over a 24-month period. For the three months ended March 31, 2026, the Company repurchased 940,492 shares at an average price of $15.64 per share.

JOINT VENTURE

The Company launched Capstone Lending LLC, a JV with the JV Partner with a substantially similar investment strategy as the Company. The Company and the JV Partner each agreed to contribute up to $200.0 million and $50.0 million, respectively, to the JV. Following the initial contribution in February 2026, approximately 47% of the Company’s and JV Partner’s respective total capital commitments were called.

OTHER DEVELOPMENTS

On May 5, 2026, the Board declared a regular distribution of $0.45 per share, which is payable on or around July 24, 2026, to shareholders of record as of June 30, 2026.

On April 23, 2026, the Company executed an amendment to the Truist Credit Facility, extending the termination date to April 2030 and the final maturity to April 2031.

CONFERENCE CALL INFORMATION

Morgan Stanley Direct Lending Fund will host a conference call on Friday, May 8, 2026 at 10:00 am ET to review its financial results and conduct a question-and-answer session. All interested parties are invited to participate in the live earnings conference call by using the following dial-in numbers or audio webcast link available on the MSDL Investor Relations website:

•	Audio Webcast

•	Conference Call

•	Domestic: 800-330-6710

•	International: +1 213-279-1505

•	Passcode: 5320038

To avoid potential delays, please join at least 10 minutes prior to the start of the earnings call. An archived replay will also be available on the MSDL Investor Relations website.

About Morgan Stanley Direct Lending Fund

Morgan Stanley Direct Lending Fund (NYSE: MSDL) is a non-diversified, externally managed specialty finance company focused on lending to middle-market companies. MSDL has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. MSDL is externally managed by MS Capital Partners Adviser Inc., an indirect, wholly owned subsidiary of Morgan Stanley. MSDL is not a subsidiary of or consolidated with Morgan Stanley. For more information about Morgan Stanley Direct Lending Fund, please visit www.msdl.com.

Forward-Looking Statements

Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or MSDL’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and conditions may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in MSDL’s filings with the U.S. Securities and Exchange Commission. MSDL undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

Contacts

Investors Sanna Johnson, Head of Investor Relations msdl@morganstanley.com	Media Alyson Barnes 212-762-0514 alyson.barnes@morganstanley.com

Consolidated Statements of Assets and Liabilities

(In thousands, except share and per share amounts)

	As of
	March 31, 2026	December 31, 2025
	(Unaudited)	(Audited)
Assets
Non-controlled/non-affiliated investments, at fair value (amortized cost of $3,662,649 and $3,833,800)	$3,565,757	$3,766,757
Non-controlled/affiliated investments, at fair value (amortized cost of $11,242 and $5,239)	10,121	4,789
Controlled/affiliated investments, at fair value (amortized cost of $94,532 and $0)	93,072	—

Total investments, at fair value (cost of $3,768,423 and $3,839,039)	3,668,950	3,771,546
Cash and cash equivalents (restricted cash of $3,820 and $3,820)	80,657	81,434
Investments in unaffiliated money market fund (cost of $19,856 and $12,976)	19,856	12,976
Deferred financing costs	15,917	16,874
Interest and dividend receivable from non-controlled/non-affiliated investments	28,410	26,332
Interest receivable from non-controlled/affiliated investments	142	89
Interest receivable from controlled/affiliated investments	1,165	—
Receivable for investments sold/repaid	4,543	455
Prepaid expenses and other assets	5,163	10,390

Total assets	3,824,803	3,920,096

Liabilities
Debt (net of unamortized debt issuance costs of $10,110 and $10,545)	2,053,053	2,086,672
Payable for investment purchased	7	—
Payable to affiliates (Note 3)	83	91
Dividends payable	38,485	43,222
Management fees payable	9,430	9,596
Income based incentive fees payable	5,800	7,281
Interest payable	24,847	20,945
Accrued expenses and other liabilities	2,631	4,200

Total liabilities	2,134,336	2,172,007

Commitments and contingencies (Note 7)
Net assets
Preferred stock, $0.001 par value (1,000,000 shares authorized; no shares issued and outstanding)	—	—
Common stock, par value $0.001 (500,000,000 shares authorized; 85,335,813 and 86,276,305 shares issued and outstanding)	85	86
Paid-in capital in excess of par value	1,752,913	1,767,623
Total distributable earnings (loss)	(62,531)	(19,620)

Total net assets	$1,690,467	$1,748,089

Total liabilities and net assets	$3,824,803	$3,920,096

Net asset value per share	$19.81	$20.26

Consolidated Statements of Operations (Unaudited)

(In thousands, except share amounts)

	For the Three Months Ended
	March 31, 2026	March 31, 2025
Investment Income:
From non-controlled/non-affiliated investments:
Interest income	$81,640	$94,941
Payment-in-kind	4,051	4,188
Dividend income	932	594
Other income	1,123	1,695
From non-controlled/affiliated investments:
Interest income	100	26
Payment-in-kind	53	14
From controlled/affiliated investments:
Dividend income	1,165	—

Total investment income	89,064	101,458

Expenses:
Interest and other financing expenses	30,665	34,179
Management fees	9,430	9,618
Income based incentive fees	5,800	9,843
Professional fees	1,474	1,608
Directors’ fees	129	129
Administrative service fees	61	60
General and other expenses	161	182

Total expenses	47,720	55,619

Management fees waiver (Note 3)	—	(641)
Incentive fees waiver (Note 3)	—	(375)

Net expenses	47,720	54,603

Net investment income (loss) before taxes	41,344	46,855

Excise tax expense	834	627

Net investment income (loss) after taxes	40,510	46,228

Net realized and unrealized gain (loss):
Net realized gain (loss) on non-controlled/non-affiliated investments	(13,173)	562
Foreign currency and other transactions	2	(13)

Net realized gain (loss)	(13,171)	549

Net change in unrealized appreciation (depreciation):
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated investments	(29,707)	(17,148)
Net change in unrealized appreciation (depreciation) on non-controlled/affiliated investments	(672)	42
Net change in unrealized appreciation (depreciation) on controlled/affiliated investments	(1,459)	—
Translation of assets and liabilities in foreign currencies	(11)	(1)

Net unrealized appreciation (depreciation)	(31,849)	(17,107)

Net realized and unrealized gain (loss)	(45,020)	(16,558)

Net increase (decrease) in net assets resulting from operations	$(4,510)	$29,670

Earnings per share (basic and diluted)	$(0.05)	$0.34
Weighted average shares outstanding	85,775,149	88,413,652